Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-197840) and the Registration Statement on Form F-3 (No. 333-196755) of our report dated March 31, 2015, relating to the consolidated financial statements of China Information Technology, Inc. and its subsidiaries and variable interest entity, which report appears in the Annual Report on Form 20-F of China Information Technology, Inc. for the year ended December 31, 2014.

/s/ GHP Horwath, P.C.

Denver, Colorado
March 31, 2015